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                                                              Exhibit (j)(3)(ii)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights," "Statement of Additional Information" and "Financial Statements" in Post-Effective Amendment No. 74 under the Securities Act of 1933 and Amendment No. 79 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 33-36528 and 811-6161) and related Prospectus and Statement of Additional Information of PIMCO Funds: Multi-Manager Series and to the incorporation by reference therein of our report dated May 1, 2002 (except Note F, as to which the date is May 17, 2002), with respect to the financial statements and financial highlights included in the Nicholas-Applegate Institutional Funds Annual Report for the year ended March 31, 2002, and of our report dated August 9, 2002, with respect to the financial statements and financial highlights included in the Pacific Rim Fund (one of the series constituting the Nicholas-Applegate Institutional Funds) report for the period ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


Los Angeles, California
October 25, 2002